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Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No.333-144889) on Form S-4 (Amendment No. 2) of Echo Healthcare Acquisition Corp. of our report dated June 12, 2007 relating to our audit of the financial statements of Tarvin & Lenehan, Inc. as of and for the ten months ended October 31, 2005.

We also consent to the reference to our firm under the captions “Experts” in this Prospectus.

/S/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Santa Ana, California
October 23, 2007